If filing more than
one
Page 32, "X" box:
?
For period ending November 30, 2002

File number 811-6475


77.	A.	Is the Registrant filing any of the following
attachments with the current
		filing of Form N-SAR?  (ANSWER FOR ALL SERIES AS A
GROUP)	Y
			Y/N

NOTE:  If answer is "Y" (Yes), mark those items below being filed as an attachment to this
form or incorporated by reference.	__
	Y/N

	B.	Accountant's report on internal control	      ___
	C.	Matters submitted to a vote of security holders		N
	D.	Policies with respect to security investments		N
	E.	Legal proceedings		N
	F.	Changes in security for debt		N
	G.	Defaults and arrears on senior securities		N
	H.	Changes in control of Registrant		N
	I.	Terms of new or amended securities		N
	J.	Revaluation of assets or restatement of capital share
account		__
	K.	Changes in Registrant's certifying accountant		N
	L.	Changes in accounting principles and practices		__
	M.	Mergers		N
	N.	Actions required to be reported pursuant to Rule 2a-7		N
	O.	Transactions effected pursuant to Rule 10f-3		N
	P.	Information required to be filed pursuant to existing
exemptive orders		N
Attachment Information (Cont. On Screen 39)



If filing more than
one
Page 32, "X" box:
?
For period ending November 30, 2002

File number 811-6475


Attachment Information (Cont. from Screen 38)

77.	Q.	1.	Exhibits		 N
			Y/N

		2.	Any information called for by instructions to
sub-item 77Q2		 Y
			Y/N

		3.	Any information called for by instructions to
sub-item 77Q3		Y
	Y/N




SCREEN NUMBER:  39

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __
__ __ __ __ __ __ __ __ __
79.	?	List the "811" numbers and names of Registrant's
wholly-owned investment
		company subsidiariesconsolidated in this report.


811 Number		Subsidiary Name


For period ending November 30, 2002

File Number 811-6475		Exhibit 99.77Q2



Section 16(a) Beneficial Ownership Reporting Compliance


	An initial report under Section 16(a) of the Securities Exchange Act of 1934 was not timely filed for Mr. Penicook. This delayed report did not involve any transactions in the Fund's common stock but rather related to his election as an officer.






If filing more than
one Page 46, "X"
box:   ?
For period ending November 30, 2002

File number 811-6475

ANNUAL SUPPLEMENT
Page 53 is to be filed only once each year at the end of Registrant's fiscal year.

80.	Fidelity bond(s) in effect at the end of the period:

	A.	?	Insurer Name:  ICI Mutual Insurance Co.

	B.	?	Second Insurer:

	C.	?	Aggregate face amount of coverage for Registrant on
all bonds on which
			it is named as an insured ($000's omitted)
		$60,000

81.	A.	?	Is the bond part of a joint fidelity bond(s) shared
with other investment
			companies or other entities?
Y
	Y/N

	B.	?	If the answer to 81A is "Y" (Yes), how many other
investment companies or
			other entities are covered by the bond?
	86
			NOTE:  Count each series as a separate investment
company.

82.	A.	?	Does the mandatory coverage of the fidelity bond
have a deductible?     N
	   Y/N

	B.	?	If the answer to 82A is "Y" (Yes), what is the
amount of the deductible? $__

83.	A.	?	Were any claims with respect to this Registrant
filed under the bond during
			the period?
N
	     Y/N

	B.	?	If the answer to 83A is "Y" (Yes), what was the
total amount of such
			claim(s)?		$_____

84.	A.	?	Were any losses incurred with respect to this
Registrant that could have been
			filed as a claim under the fidelity bond but were
not?			      N
		     Y/N

	B.	?	If the answer to sub-item 84A is "Y" (Yes), what was
the total amount of
			such losses?  ($000's omitted)
	$_____

85.	A.	?	Are Registrant's officers and directors covered as
officers and directors of
			Registrant under any errors and omissions insurance
policy owned by the
			Registrant or anyone else?
Y
		Y/N

	B.	?	Were any claims filed under such policy during the
period with respect to
			Registrant?
N
	     Y/N

Strategic Global Income Fund